UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 22, 2006

PMA Capital Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-22761	22-2217932
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 665-5046

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 22, 2006, the registrant issued a news release regarding its Fourth Quarter 2005 results, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. Additionally, the registrant’s Fourth Quarter 2005 Statistical Supplement is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information, including exhibits attached hereto, furnished under this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2006, the Board of Directors elected J. Gregory Driscoll to the Board of Directors. Mr. Driscoll was elected to the class of directors that will stand for re-election at the 2007 Annual Meeting of Shareholders and to fill the vacancy created by the death of Thomas J. Gallen in November 2005. Additionally, the Board of Directors has appointed Mr. Driscoll to serve on the Compensation Committee.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	PMA Capital Corporation News Release, dated February 22, 2006

Exhibit 99.2	PMA Capital Corporation Fourth Quarter 2005 Statistical Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PMA Capital Corporation

February 22, 2006	By:	/s/ William E. Hitselberger

	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	PMA Capital Corporation News Release, dated February 22, 2006

Exhibit 99.2	PMA Capital Corporation Fourth Quarter 2005 Statistical Supplement